                       PLEASE READ THIS CONTRACT CAREFULLY


ANNUITY BENEFIT PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT PERFORMANCE OF THE VARIABLE ACCOUNT, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. PLEASE REFER TO THE VALUE OF THE VARIABLE ACCOUNT SECTION FOR ADDITIONAL INFORMATION.

Values removed from a Guarantee Period Account prior to the end of its Guarantee Period may be subject to a Market Value Adjustment that may increase or decrease the values. A negative Market Value Adjustment will never be applied to the Death Benefit. A positive Market Value Adjustment, if applicable, will be added to the Death Benefit when the benefit paid is the contract's Accumulated Value. Please refer to the Market Value Adjustment section for additional information.

                            RIGHT TO EXAMINE CONTRACT

The Owner may cancel this contract by returning it to the Company or one of its authorized representatives within ten days after receipt. If returned, the Company will refund an amount equal to the Accumulated Value, after application of any Market Value Adjustment, plus any fees or other charges imposed. If, however, the contract is issued as an Individual Retirement Annuity (IRA), the Company will refund the greater of the above or gross payments.


             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY


Home Office:               Dover, Delaware
Principal Office:          440 Lincoln Street, Worcester, Massachusetts 01653


This is a legal contract between Allmerica Financial Life Insurance and Annuity Company (the Company) and the Owner and is issued in consideration of the Initial Payment shown on the Specifications page. Additional Payments are permitted. Payments may be allocated to Variable Sub-Accounts, the Fixed Account or Guarantee Period Accounts. While this contract is in effect, the Company agrees to pay annuity benefit payments beginning on the Annuity Date or to pay a Death Benefit to the Beneficiary if an Owner dies prior to the Annuity Date.


/s/ Richard M. Reilly                                /s/ Charles F. Cronin

President                                            Secretary


                  Flexible Payment Deferred Variable and Fixed Annuity Annuity Benefit Payments Payable on the Annuity Date
     Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                                 Non-Participating

Form A3036-01                          1                                 BACS11

                                TABLE OF CONTENTS


SPECIFICATIONS .............................................................  3

DEFINITIONS ................................................................  9

OWNER, ANNUITANT AND BENEFICIARY ........................................... 11

THE ACCUMULATION PHASE

         PAYMENTS .......................................................... 13

         VALUES ............................................................ 14

         TRANSFER .......................................................... 15

         WITHDRAWAL AND SURRENDER .......................................... 16

         DEATH BENEFIT ..................................................... 17

THE PAYOUT PHASE

         ANNUITY BENEFIT.................................................... 19

         TRANSFER .......................................................... 21

         WITHDRAWAL ........................................................ 22

         PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS ......................... 23

         DEATH OF THE ANNUITANT ............................................ 23

         ANNUITY BENEFIT PAYMENT OPTIONS ................................... 24

         ANNUITY BENEFIT PAYMENT GUARANTEE OPTIONS ......................... 24

         ANNUITY OPTION RATE TABLES ........................................ 24

GENERAL PROVISIONS ......................................................... 28


Form A3036-01                          2                                 BACS11

                                 SPECIFICATIONS
                        (TO BE ISSUED ON THE ISSUE DATE)

Contract Type:                      [NQ]             Contract Number:                   [xx00000000]
Issue Date:                         [01/01/2002]     Annuity Date:                      [01/01/2035]
                                                     (Must be at least [1] year(s) after the issue date)

Owner:                              [John Doe]       Owner Date of Birth:               [01/01/1950]
Joint Owner:                        [Jack Doe]       Joint Owner Date of Birth:         [01/01/1950]

Annuitant:                          [John Doe]       Annuitant Date of Birth            [01/01/1950]
Joint Annuitant:                    [Jack Doe]       Joint Annuitant Date of Birth      [01/01/1950]

Annuitant Sex:                      [Male]           Beneficiary(ies):
Joint Annuitant Sex:                [Male]           Primary:               Surviving Joint Owner, if any
                                                     1st Contingent:                    [Mary Doe]
                                                     2nd Contingent:                    [Jack Doe]

Minimum Fixed Account                                Minimum Additional Payment
Guaranteed Interest Rate:           [2.75%]          Amount:                            [$50.00]

Guarantee Period Account                             Guarantee Period Account
Minimum Interest Rate:              [2.75%]          Minimum Allocation Amount:         [$1,000.00]

Minimum Withdrawal                                   Minimum Accumulated Value
Amount:                             [$100.00]        After Withdrawal:                  [$1,000.00]

Minimum Annuity                                      Maximum Alternative Annuity
Benefit Payment:                    [$100.00]        Date:                              [01/01/2035]
                                                     (Must be at least [1] year(s) after the issue date)

Mortality and Expense Risk Charge: [1.30%] on an annual basis of the daily value of the Sub-Account assets.
Administrative Charge: [.20%] on an annual basis of the daily value of the Sub-Account assets.
Contract Fee: [$35], if the Accumulated Value is less than $75,000.00 Waived for 401 (k)s.
Principal Office: 440 Lincoln Street, Worcester, Massachusetts 01653 [(1-800-782-8380)]

Form A8036-01                          3                                 BACS11

                                     (TO BE ISSUED ON THE ISSUE DATE)

Owner:                              [John Doe]                Contract Number:  [zz00000000]

Joint Owner:                        [Jack Doe]

Initial Payment:                    [$75,000.00]

Payment Allocation:                 The Initial Payment is allocated in the following manner:

         VARIABLE SUB-ACCOUNTS:

         [Fund A
         Fund B
         Fund C]


         FIXED ACCOUNT:


















Form A8036-01                          4                                 BACS11

                               (TO BE ISSUED ON THE ISSUE DATE)

Owner:                     [John Doe]                         Contract Number:  [zz00000000]

Joint Owner:               [Jack Doe]


         GUARANTEE PERIOD ACCOUNTS:

         GUARANTEE PERIOD                   INTEREST RATE              EXPIRATION DATE

         [2 years
         3 years
         4 years
         5 years
         6 years
         7 years
         8 years
         9 years
         10 years]



--------------
   100%                    TOTAL OF ALL ACCOUNTS








Form A8036-01                          5                                 BACS11

                               (TO BE ISSUED ON THE ISSUE DATE)

Owner:                     [John Doe]                         Contract Number:  [zz00000000]

Joint Owner:               [Jack Doe]


RIDER(S) SELECTED:

[Enhanced Death Benefit Rider:

         EDB Effective Annual Yield                  [5%]

         EDB Charge:

         For amounts allocated to the variable Sub-Accounts: [.25%] on an annual basis of the daily value of the Sub-Account Assets.

         For amounts allocated to the Fixed Account: The credited rate will be [.25%] lower than if the rider was not selected.

         For amounts allocated to the Guarantee Period Accounts: The Guaranteed
         Interest Rate will be [.25%] lower than if the rider was not selected.

         The EDB charge only applies during the Accumulation Phase.]








Form A8036-01                          6                                 BACS11

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Form A8036-01                          7                                 BACS11

                        THIS PAGE INTENTIONALLY LEFT BLANK










Form A8036-01                          8                                 BACS11

                                                   DEFINITIONS

Accumulated Value              The aggregate value of all accounts in this
                               contract before the Annuity Date. As long as the Accumulated Value is greater than zero, the contract will stay in effect.

Accumulation Unit              A measure used to calculate the value of a
                               Sub-Account before annuity benefit payments begin.

Annuitant                      On and after the Annuity Date, the person upon
                               whose continuation of life annuity benefit payments involving life contingency depend. Joint
                               Annuitants are permitted and unless otherwise indicated, any reference to Annuitant shall include Joint Annuitants.

Annuity Date                   The date annuity benefit payments begin.  The
                               Annuity Date is shown on the Specification page.

Annuity Unit                   A measure used to calculate annuity benefit
                               payments under a variable annuity option.

Beneficiary                    The person, persons or entity entitled to the
                               Death Benefit prior to the Annuity Date or any annuity benefit payments upon the death of the Owner on or after the Annuity Date.

Company                        Allmerica Financial Life Insurance and Annuity
                               Company.

Contract Year                  A one-year period based on the issue date or an
                               anniversary thereof.

Effective Valuation Date       The Valuation Date on or immediately following
                               the day a payment, request for transfer, withdrawal, surrender, or Proof of Death is received at the Principal Office.

Fixed Account                  The part of the Company's General Account to
                               which all or a portion of a Payment or
                               transfer may be allocated.

Fund Each separate investment company, investment series or portfolio eligible for investment by a Sub-Account of the Variable Account.

General Account                All assets of the Company that are not allocated
                               to a Separate Account.

Guarantee Period               The number of years that a Guaranteed Interest
                               Rate may be credited to a Guarantee Period
                               Account.

Guarantee Period Account       An account which corresponds to a Guaranteed
                               Interest Rate for a specified Guarantee Period and is supported by assets in a Separate Account.
                               The Owner may only invest in a Guarantee Period
                               Account prior to the Annuity Date.

Guaranteed Interest Rate       The annual effective rate of interest, after
                               daily compounding, credited to a Guarantee
                               Period Account.

Market Value Adjustment        A positive or negative adjustment to earnings
                               in a Guarantee Period Account assessed if any portion of a Guarantee Period Account is withdrawn or transferred prior to the end of its Guarantee Period.


Form A3036-01                          9                                 BACS11

Owner The person, persons or entity entitled to exercise the rights and privileges under this contract. Joint Owners are permitted and unless otherwise indicated, any reference to Owner shall include joint Owners.

Proof of Death                 The date on which both the death
                               certificate and all necessary claim paperwork have been received at the Principal Office.

Pro Rata How a Payment or withdrawal may be allocated among the accounts. A Pro Rata allocation or withdrawal will be made in the same proportion that the value of each account bears to the Accumulated Value.

Request A request or notice made by the Owner, in a manner consistent with the Company's current procedures, which is received and recorded by the Company.

Qualified Contract             For purposes of this contract only, a contract
                               that is purchased in connection with a
                               retirement plan which meets the requirements of Sections 401, 403, 408 and 408A of the Internal
                               Revenue Code.

Separate Account               A segregated account established by the
                               Company. The assets in a Separate Account are not commingled with the Company's general assets and obligations. The assets of a Separate Account are not subject to claims arising out of any other business the Company may conduct.

State The state or jurisdiction in which the contract is issued.

Sub-Account                    A Variable Account subdivision that invests
                               exclusively in shares of a corresponding Fund.

Surrender Value                The amount payable to the Owner on full
                               surrender after application of any Market Value
                               Adjustment and Contract Fee.

Survivor Annuity Benefit       The number of Annuity Units (under a variable
Percentage                     joint life annuitization option) or the dollar
                               value of the annuity benefit payments (under a fixed joint life annuitization option) paid during the surviving Annuitant's life may be less than or equal to the number of Annuity Units paid when both individuals are living, The Survivor Annuity Benefit Percentage is the percentage of total Annuity Units or dollars paid in each annuity benefit during the survivor's life. For example, with a Joint and Two-thirds Survivor Option, the Survivor Annuity
                               Benefit Percentage is 66 2/3%. This percentage is only applicable after the death of the first
                               Annuitant.

Valuation Date                 A day the values of all units are determined.
                               Valuation Dates occur on each day the New
                               York Stock Exchange is open for trading, or such other dates when there is sufficient trading in a Fund's portfolio securities such that the current unit value may be materially affected.

Valuation Period               The interval between two consecutive Valuation
                               Dates.

Variable Account               The Company's Separate Account, consisting of
                               Sub-Accounts that invest in the underlying Funds.


Form A3036-01                         10                                 BACS11

                                 OWNER, ANNUITANT AND BENEFICIARY


Owner When the contract is issued, the Owner will be as shown on the Specifications page. The Owner may be changed in accordance with the terms of this contract. Upon the death of an Owner prior to the Annuity Date, a Death Benefit is paid. The Maximum Alternative Annuity Date is based upon the age of the Owner.

                               The Owner may exercise all rights and options granted in this contract or by the Company, subject to the consent of any irrevocable Beneficiary. Where there are joint Owners, the consent of both is required in order to exercise any ownership rights.

Assignment                     Prior to the Annuity Date and prior to the death
                               of an Owner, the Owner may be changed at any time. Only the Owner may assign this contract. An absolute assignment will transfer ownership to the assignee. This contract may also be collaterally assigned as security. The limitations on ownership rights while the collateral assignment is in effect are stated in the assignment. Additional limitations may exist for contracts issued under provisions of the Internal Revenue Code.

                               An assignment will take place only when the Company has actually received a Request in writing and recorded the change at the Principal Office. The Company will not be deemed to know of the assignment until such time. When recorded, the assignment will take effect as of the date it was signed. The assignment will be subject to payments made or actions taken by the Company before the change was recorded.

                               The Company will not be responsible for the validity of any assignment nor the extent of any assignee's interest. The interests of the Beneficiary will be subject to any assignment.

Annuitant                      When the contract is issued, the Annuitant will
                               be as shown on the Specifications page. The
                               Annuitant may be changed in accordance with the terms of this contract. Prior to the Annuity
                               Date, an Annuitant may be replaced or added unless the Owner is a non-natural person. At all times there must be at least one Annuitant.
                               If the Annuitant dies and a replacement is not named, the Owner will be considered to be the new Annuitant. Upon the death of an Annuitant prior to the Annuity Date, a Death Benefit is not paid unless the Owner is a non-natural person.

                               A change of Annuitant will take place only when the Company has actually received a Request in writing and recorded the change at the Principal Office. The Company will not be deemed to know of the change of Annuitant until such time. When recorded, the change of Annuitant will take effect as of the date it was signed. The change of Annuitant will be subject to payments made or actions taken by the Company before the change was recorded.

Beneficiary                    The Beneficiary is as named on the Specifications
                               page unless subsequently changed. The Owner may declare any Beneficiary to be revocable or irrevocable. A revocable Beneficiary may be changed at any time prior to the Annuity Date and before the death of an Owner or after the Annuity
                               Date and before the death of the Annuitant.

Form A3036-01                         11                                 BACS11

                               An irrevocable Beneficiary must consent in writing to any change. Unless otherwise indicated, the Beneficiary will be revocable.

                               A Beneficiary change must be made in writing in a form acceptable to the Company and will be subject to the rights of any assignee of record. When the Company receives the form, the change will take place as of the date it was signed, even if an Owner or the Annuitant dies after the form is signed but prior to the Company's receipt of the form. Any rights created by the change will be subject to payments made or actions taken by the Company before the change was recorded.

                               All benefits payable to the Beneficiary under this contract will be divided equally among the surviving Beneficiaries of the same class, unless the Owner directs otherwise. If there is no surviving Beneficiary in a particular class (e.g. 1st Contingent Beneficiary, see Specifications page), the benefit is divided equally among the surviving Beneficiaries of the next class. If there is no surviving Beneficiary, the deceased Beneficiary's interest will pass to the Owner or the Owner's estate. At the death of the first joint Owner prior to the Annuity Date, the surviving joint Owner is the sole, primary Beneficiary notwithstanding that the designated Beneficiary may be different.

                               The Beneficiary can not assign, transfer, commute, anticipate or encumber the proceeds or payments unless given that right by the Owner.

Protection of Proceeds         To the extent allowed by law, this
                               contract and any payments made under it will be exempt from the claims of creditors.











Form A3036-01                         12                                 BACS11

                             THE ACCUMULATION PHASE


                               PAYMENTS

Payments Each Payment is equal to the gross payment less the amount of any applicable premium tax. The Company reserves the right to deduct the amount of the premium tax from the Accumulated Value at a later date rather than when the premium tax liability is first incurred by the Company. In no event will an amount be deducted for premium taxes before the Company has incurred a tax liability under applicable State law.

Initial Payment                The Initial Payment is shown on the
                               Specifications page.

Additional Payments            Prior to the Annuity Date and before the
                               death of an Owner, the Owner may make additional
                               Payments of at least the Minimum Additional
                               Payment Amount (see Specifications page). Total
                               Payments made may not exceed $5,000,000 without the Company's consent.

Payment Allocations            If the applicable refund amount
                               (outlined in the Right to Examine Contract provision, see page 1) provides for a refund of:

                                     (a)  gross payments, or

                                     (b)  the greater of the Accumulated Value,
                                          after application of any Market Value
                                          Adjustment, plus any fees or other
                                          charges imposed or gross payments,

                               then the Initial Payment and any subsequent
                               Payment made during the contract's first fifteen days, allocated to the Sub-Accounts, will be allocated to the money market Sub-Account. After the first fifteen days, such amounts will be allocated in accordance with the Payment Allocation, shown on the Specifications page. New Payments made after the first fifteen days will be allocated in accordance with the Payment Allocation shown on the Specifications Page unless allocation instructions accompany the Payment or the Payment Allocation is changed by the Owner.

                               If the applicable refund amount provides otherwise, the Initial Payment will be allocated in accordance with the Payment Allocation, shown on the Specifications page. Each subsequent Payment will be allocated in the same manner unless allocation instructions accompany the Payment or the Payment Allocation is changed by the Owner.

                               The minimum amount that may be allocated to the Guarantee Period Account is shown on the Specifications page. If the Owner requests an allocation less than the minimum amount, the Company reserves the right to apply that amount to the money market Sub-Account.




Form A3036-01                         13                                 BACS11

                               VALUES

Value of the Variable          The value of a Sub-Account on a Valuation Date is
Account                        determined by multiplying the Accumulation Units
                               in that Sub-Account by the Accumulation Unit
                               Value as of the Valuation Date.

                               Accumulation Units are purchased when an amount is allocated to a Sub-Account. The number of Accumulation Units purchased equals that amount divided by the applicable Accumulation Unit Value as of the Valuation Date.

Accumulation Unit              The value of a Sub-Account Accumulation Unit
Values                         as of any Valuation Date is determined by
                               multiplying the value of an Accumulation Unit for the preceding Valuation Date by the Net
                               Investment Factor for that Valuation Period.

Net Investment Factor          The Net Investment Factor measures the investment
                               performance of a Sub-Account from one Valuation
                               Period to the next. This factor is equal to
                               1.000000 plus the result (which may be positive or negative) from dividing (a) by (b) and subtracting (c) and (d) where:

                                   (a)  is the investment income of a
                                        Sub-Account for the Valuation Period,
                                        including realized or unrealized
                                        capital gains and losses during the
                                        Valuation Period, adjusted for
                                        provisions made for taxes, if any;

                                   (b)  is the value of that Sub-Account's
                                        assets at the beginning of the
                                        Valuation Period;

                                   (c) is the Mortality and Expense Risk Charge applicable to the current Valuation Period plus any applicable Rider charges (see Specifications page); and

                                   (d)  is the Administrative Charge applicable
                                        to the current Valuation Period (see
                                        Specifications page).

                               The Company assumes the risk that its actual mortality expense experience may exceed the amounts provided under the contract. The Company guarantees that the charge for mortality and expense risks and the administrative charge will not be increased. Subject to applicable State and federal laws, these charges may be decreased or the method used to determine the Net Investment Factor may be changed.

Value of the Fixed             Amounts allocated to the Fixed Account receive
Account                        interest at rates periodically set by the
                               Company. The Company guarantees that the initial rate of interest in effect when an amount is allocated to the Fixed Account will remain in effect for that amount for one year or until such amount is transferred out of the Fixed Account, whichever is sooner. Thereafter, the rate of interest for that amount will be the Company's current interest rate, but no less than the Minimum Fixed Account Guaranteed Interest Rate
                               (see Specifications page).

                               The value of the Fixed Account on any date is the sum of amounts allocated to the Fixed Account plus interest compounded and credited daily at the rates applicable to those amounts. The value of the Fixed Account will be at least equal to the minimum required by law in the State in which this contract is delivered.

Form A3036-01                         14                                 BACS11

Value of the Guarantee     Amounts allocated to the same Guarantee Period
Period Accounts            Account on the same day will be treated as one
                           Guarantee Period Account. The interest rate in effect when an amount is allocated to a Guarantee
                           Period Account is guaranteed for the duration of the Guarantee Period. Each time the Guaranteed
                           Interest Rate changes for a particular Guarantee
                           Period, a new Guarantee Period Account is established.

                           The value of a Guarantee Period Account on any date is the sum of amounts allocated to that Guarantee Period Account plus interest compounded and credited daily at the rate applicable to that amount.

Guaranteed Interest        The Company will periodically set Guaranteed Interest
Rates                      Rates for each available Guaranteed Period. These
                           rates will be guaranteed for the duration of the respective Guarantee Periods. A Guaranteed Interest
                           Rate will never be less than the Guarantee Period
                           Account Minimum Interest Rate (see Specifications page).

Renewal Guarantee          At least 45 days (but not more than 75 days) prior
Periods                    to the end of a Guarantee Period, the Company will
                           notify the Owner in writing of the expiration of that Guarantee Period. The Owner may transfer amounts to the Sub-Accounts, the Fixed Account or establish a new Guarantee Period Account of any duration then offered by the Company as of the day following the expiration of the Guarantee Period. The transfer will not be subject to a Market Value
                           Adjustment; see "Market Value Adjustment" provision. Guaranteed Interest Rates corresponding to the available Guarantee Periods may be higher or lower than the previous
                           Guaranteed Interest Rate. If reallocation instructions are not received at the Principal
                           Office before the end of a Guarantee Period, the Guarantee Period Account value will be automatically applied to a new Guarantee Period
                           Account with the same Guarantee Period unless:

                               (a) the Guarantee Period Account value is less than the Guarantee Period Account Minimum Allocation Amount (see Specifications page) on its expiration date; or

                               (b)       the Guarantee Period would extend
                                         beyond the Annuity Date or is no
                                         longer available.

                            In such cases, the Guarantee Period Account value will be transferred to the money market Sub-Account.

Contract Fee                Prior to the Annuity Date, on each Contract
                            Anniversary, and when the Contract is surrendered, the Company will deduct a Contract Fee (see
                            Specifications page) Pro Rata.

                            TRANSFER

                            Prior to the Annuity Date, the Owner may transfer amounts among accounts by Request to the Principal Office. Transfers to a Guarantee Period Account must be at least equal to the Guarantee Period Account Minimum Allocation Amount (see Specifications page). If the Owner requests the transfer of a smaller amount to the Guarantee Period Account, the Company may transfer that amount to the money market Sub-Account.


Form A3036-01                         15                                 BACS11

                              Any transfer from a Guarantee Period Account prior to the end of its Guarantee Period will be subject to a Market Value Adjustment.

                              There is no charge for the first twelve transfers per contract year. A transfer charge of up to $25 may be imposed on each additional transfer.

                              The Company reserves the right to limit or refuse transfers if it determines, in its sole discretion, that the exercise of that right by an Owner(s), or any agent or duly authorized representative of such Owner(s) is, or would be, to the disadvantage of other Owners. Such transfer limitations could be applied to transfers to or from some or all of the accounts and could include but not be limited to:

                                 (a)    the requirement of a minimum time
                                        period between each transfer;

                                 (b) not accepting a transfer request of an agent or duly authorized representative of such Owner(s) authorized to act on behalf of such Owner(s); and

                                 (c) limiting the dollar amount that may be transferred to or from any of the accounts by an Owner(s) at any one time.

                              Such limitations, individually or in aggregate, may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by the Company to be to the disadvantage of other Owners.

                              WITHDRAWAL AND SURRENDER

                              Prior to the Annuity Date, the Owner may, by Request, withdraw a part of the Surrender Value or surrender the contract for its Surrender Value.

                              Any withdrawal must be at least the Minimum
                              Withdrawal Amount (see Specification page). A withdrawal will not be permitted if the Accumulated Value remaining in the contract would be less than the Minimum Accumulated Value After Withdrawal (see Specifications page). The Request must indicate the accounts from which it is to be withdrawn. A withdrawal from a Guarantee Period Account will be subject to a Market Value Adjustment.

                              When surrendered, this contract terminates and the Company has no further liability under it. The Surrender Value will be based on the Accumulated Value on the Effective Valuation Date.

                              Amounts taken from the Variable Account will be paid within 7 days of the date a Request is received. The Company reserves the right to delay payments subject to applicable laws, rules and regulations governing variable annuities.

                              Amounts taken from the Fixed Account or the Guarantee Period Accounts will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the receipt date.

                              If deferred for 30 days or more, the amount payable will be credited interest at a rate of at least 3% or the rate mandated by the State.


Form A3036-01                         16                                 BACS11

Market Value Adjustment       A transfer, withdrawal or surrender from a
                              Guarantee Period Account after the expiration of its Guarantee Period will not be subject to a Market Value Adjustment. A Market Value Adjustment will apply to all other transfers, withdrawals, or surrenders from a Guarantee Period Account.
                              Amounts in a Guarantee Period Account that are applied under an Annuity Option are treated as withdrawals and a Market Value Adjustment may apply. The Market Value Adjustment will be determined by multiplying the amount taken from each Guarantee Period Account by the market value factor. The market value factor for each Guarantee
                              Period Account is equal to:

                                                           n/365
                                          [(1 + i)/(1 + j)]      - 1

                              where:

                                        i - is the Guaranteed Interest Rate
                                        expressed as a decimal (for example: 3%
                                        = 0.03) being credited to the current
                                        Guarantee Period;

                                        j - is the new Guaranteed Interest Rate
                                        (as adjusted due to selection of any
                                        rider, if applicable), expressed as a
                                        decimal, for a Guarantee Period with a
                                        duration equal to the number of years
                                        remaining in the current Guarantee
                                        Period, rounded to the next higher
                                        number of whole years. If that rate is
                                        not available, the Company will use a
                                        suitable rate or index allowed by the
                                        Department of Insurance; and

                                        n - is the number of days remaining from the Effective Valuation Date to the end of the current Guarantee Period.

                              If the Guaranteed Interest Rate being credited is lower than the new Guaranteed Interest Rate, the Market Value Adjustment will decrease the Guarantee Period Account value. Similarly, if the Guaranteed Interest Rate being credited is higher than the new Guaranteed Interest Rate, the Market Value Adjustment will increase the Guarantee Period Account value. The Market Value Adjustment will never result in a change to the value more than the interest earned in excess of an amount based on the Guarantee Period Account Minimum Interest Rate (see Specifications page).

                              DEATH BENEFIT

                              At the death of an Owner prior to the Annuity Date, the Company will pay to the Beneficiary a Death Benefit upon receipt at the Principal Office of Proof of Death. If the Owner is a non-natural person, prior to the Annuity Date a Death Benefit is paid on the death of an Annuitant, upon receipt at the Principal Office of Proof of Death.

Death Benefit                 The Death Benefit will be the greater of:

                                   (a)  the Accumulated Value on the
                                        Effective Valuation Date,
                                        increased by any positive
                                        Market Value Adjustment; or

                                   (b)  the sum of the gross payments
                                        made under this contract prior
                                        to the date of death,
                                        proportionately reduced to
                                        reflect all partial
                                        withdrawals.

                                        For each withdrawal, the proportionate
                                        reduction is calculated by multiplying
                                        the Death Benefit under (b), immediately prior to the withdrawal, by the following:


                                           Amount of the withdrawal
                                           ------------------------
                                        Accumulated Value immediately prior
                                                 to the withdrawal

Form A3036-01                         17                                 BACS11

Payment of the                 Unless the Owner has specified otherwise, the
Death Benefit                  Death Benefit will be paid to the Beneficiary
                               within 7 days of the Effective Valuation Date.
                               Alternatively, the Beneficiary may, by a Request in writing, elect to:

                                      (a) defer distribution of the Death
                                          Benefit for a period no more than
                                          5 years from the date of death; or

                                      (b) receive distributions over his/her
                                          life expectancy (or over a period not
                                          extending beyond such life
                                          expectancy). Distributions must begin
                                          within one year from the date of
                                          death.

                               If distribution of the Death Benefit is deferred under (a) or (b), any value in the Guarantee Period Accounts will be transferred to the money market Sub-Account. The excess, if any, of the Death Benefit over the Accumulated Value will also be transferred to the money market Sub-Account. The Beneficiary may, by Request, effect transfers and withdrawals, but may not make additional Payments. If there are multiple Beneficiaries, the consent of all is required.

                               If the sole Beneficiary is the deceased Owner's spouse, the Beneficiary may, by a Request in writing, continue the contract and become the new Owner and Annuitant subject to the following:

                                      (a) any value in the Guarantee
                                          Period Accounts will be
                                          transferred to the money
                                          market Sub-Account;

                                      (b) the excess, if any, of the
                                          Death Benefit over the
                                          contract's Accumulated Value
                                          will also be transferred to
                                          the money market Sub-Account;

                                      (c) additional Payments may be
                                          made; and

                                      (d) any subsequent spouse of the
                                          new Owner, if named as the
                                          Beneficiary, may not continue
                                          the contract.








Form A3036-01                         18                                 BACS11

                               THE PAYOUT PHASE

                               ANNUITY BENEFIT

Annuity  Options               Annuity Options are available on a fixed,
                               variable or combination fixed and variable basis.
                               The Annuity Options described below or any alternative option offered by the Company may be chosen. If no option is chosen, monthly benefit payments will be made under the Life Annuity with Cash Back option.

                               The Owner may also elect to have the Death
                               Benefit applied under any Annuity Option not extending beyond the Beneficiary's life expectancy. Such an election may not be altered by the Beneficiary.

                               Fixed annuity options are funded through the General Account. Variable annuity options may be funded through one or more of the Sub-Accounts. Not all Sub-Accounts may be available.

Selection of Annuity           The Owner must select an Annuity Benefit Payment
Benefit Payments               Option. Annuity benefit payments will be paid
                               monthly or at any other frequency currently offered by the Company. If the first payment would be less than the Minimum Annuity Benefit
                               Payment (see Specifications page), a single payment will be made instead. If a life annuity option has been elected, satisfactory proof of the date of birth of the Annuitant must be received at the Principal Office before any payment is made. Also, if a life annuity option has been elected, the Company may require from time to time satisfactory proof that the Annuitant is alive.

Annuity Benefit                In the case of a variable annuity option, the
Payment Change                 Owner must select an Annuity Benefit Payment
Frequency                      Change Frequency. This is the frequency of
                               change in the dollar value of the variable portion of the annuity benefit payments. For example, if an annual Annuity Benefit Payment
                               Change Frequency is chosen, the dollar value of variable annuity benefit payments will remain constant within each one-year period.
                               The Owner must also select the date of the first change.

Assumed Investment             In the case of a variable annuity option, the
Return                         Owner must select an Assumed Investment Return
                               ("AIR"), from the options currently made available by the Company. This rate is used to determine the initial variable annuity benefit payment and how the payment will change over time in response to the performance of the selected Sub-Accounts. If the actual performance of any selected Sub-Account (as measured by the Net Investment Factor) is equal to the AIR, the annuity benefit payment attributable to that Sub-Account will be constant. If the actual performance is greater than the AIR, the annuity benefit payment will increase. If the actual performance is less than the AIR, the annuity benefit payment will decrease.

Reversal of Decision           The Owner may reverse the decision to annuitize
To Annuitize                   by a Request in writing within 90 days after
                               the Annuity Date. Upon receipt of such notice, the Company will place the contract back to the Accumulation Phase subject to the following:

                                     (a)  The funds applied under a variable
                                          annuity option during this period will
                                          be treated as if they had been
                                          invested in the Accumulation Phase of
                                          the contract, with the same
                                          allocations that were in effect since
                                          the Annuity Date.

Form A3036-01                         19                                 BACS11

                                     (b)  The funds applied under a fixed
                                          annuity option during this period will
                                          be treated as if they had been
                                          invested in the Accumulation Phase of
                                          the contract in the Fixed Account,
                                          since the Annuity Date.

                                     (c)  Any annuity benefit payment paid or
                                          withdrawal taken during this period
                                          will be treated as a withdrawal of the
                                          Surrender Value as of the date of the
                                          payment or withdrawal. Fixed annuity
                                          benefit payments will be treated as
                                          withdrawals from the Fixed Account.
                                          Variable annuity benefit payments will
                                          be treated as withdrawals from the
                                          variable Sub-Accounts.

                                     (d)  If the Company learns of the Owner's
                                          decision to reverse after the Maximum
                                          Alternate Annuity Date (see
                                          Specifications page). The Owner must
                                          immediately select another Annuity
                                          Benefit Payment Option.

Annuity Value                  The Annuity Value will be the Accumulated Value,
                               after application of any Market Value Adjustment, less any applicable premium tax. For a Death
                               Benefit annuity, the Annuity Value will be the amount of the Death Benefit, less any applicable premium tax. The Annuity Value applied under a variable Annuity Option is based on the Accumulation Unit Value on a Valuation Date not more than four weeks, uniformly applied, before the Annuity Date.

                               The amount of the first annuity benefit payment under all available options, except the payments guaranteed for a specified number of years option, will depend on the age and/or sex of the Annuitant on the Annuity Date and the Annuity Value applied. The payments guaranteed for a specified number of years option is based only on the duration of payments and the Annuity Value.

Annuity Unit Values            A Sub-Account Annuity Unit Value on any
                               Valuation Date is equal to its value on the preceding Valuation Date multiplied by the product of:

                                     (a)  a discount factor equivalent to the
                                          Assumed Investment Return; and

                                     (b)  the Net Investment Factor of the
                                          Sub-Account funding the annuity
                                          benefit payments for the applicable
                                          Valuation Period.

                               The value of an Annuity Unit as of any date other than a Valuation Date is equal to its value as of the preceding Valuation Date.

                               Each variable annuity benefit payment is equal to the number of Annuity Units multiplied by the applicable value of an Annuity Unit, except that under a Joint and Survivor Option, after the first death, the number of units in each payment is equal to the total number of units multiplied by the Survivor Annuity Benefit Percentage.

                               Variable annuity benefit payments will increase or decrease with the value of the Annuity Units as of the date of the first payment of each Annuity Benefit Payment Change Frequency. The Company guarantees that the amount of each variable annuity benefit payment will not be affected by changes in mortality and expense experience.

Form A3036-01                         20                                 BACS11

Number of Annuity              For each Sub-Account the number of Annuity Units
Units                          determining the benefit payable is equal to
                               the amount of the first annuity benefit payment divided by the value of the Annuity Unit as of the Valuation Date used to calculate the amount of the first payment. Once annuity benefit payments begin, the number of Annuity Units will not change unless a split, a withdrawal or a transfer is made.

Payment of Annuity             Annuity Benefit Payments are paid to the Owner.
Benefit Payments               By Request in writing, the Owner may direct
                               that payments are made to another person, persons or entity. If an Owner, who is not also an Annuitant, dies on or after the Annuity
                               Date, the following occurs:

                                     (a)  If the deceased Owner was the sole
                                          Owner, then the remaining annuity
                                          benefit payments will be payable to
                                          the Beneficiary in accordance with the
                                          terms of the Annuity Option selected.
                                          Upon the death of a sole Owner, the
                                          Beneficiary becomes the Owner of the
                                          contract.

                                     (b)  If the contract has joint Owners, then
                                          the remaining annuity benefit payments
                                          will be payable to the surviving joint
                                          Owner in accordance with the terms of
                                          the Annuity Option selected. Upon the
                                          death of the surviving joint Owner,
                                          the Beneficiary becomes the Owner of
                                          the contract.

                               TRANSFER

                               After the Annuity Date and prior to the death of the Annuitant, the Owner may transfer among Sub-accounts by Request to the Principal Office.

                               Transfers may increase or decrease the number of Annuity Units in each subsequent payment.

                               There is no charge for the first twelve transfers per contract year. A transfer charge of up to $25 may be imposed on each additional transfer.

                               The Company reserves the right to limit or refuse transfers if it determines, in its sole discretion, that the exercise of that right by an Owner(s), or any agent or duly authorized representative of such Owner(s) is, or would be, to the disadvantage of other Owners. Such transfer limitations could be applied to transfers to or from some or all of the accounts and could include but not be limited to:

                                     (a)  the requirement of a minimum time
                                          period between each transfer;

                                     (b)  not accepting a transfer request of
                                          an agent or duly authorized
                                          representative of such Owner(s)
                                          authorized to act on behalf of such
                                          Owner(s); and

                                     (c)  limiting the dollar amount that may
                                          be transferred to or from any of the
                                          accounts by an Owner(s) at any
                                          one time.

                               Such limitations, individually or in aggregate, may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by the Company to be to the disadvantage of other Owners.

Form A3036-01                         21                                 BACS11

                               WITHDRAWAL

                               After the Annuity Date and prior to the death of the Annuitant, the Owner may have the right, based on the Annuity Option selected, to make withdrawals. If the Death Benefit is applied under an Annuity Option the Beneficiary may also make withdrawals in accordance with this provision.

                               Amounts withdrawn that were applied under a variable Annuity Option will be paid within 7 days of the date a Request is received. The Company reserves the right to delay payments subject to applicable laws, rules and regulations governing variable annuities.

                               Amounts withdrawn that were applied under a fixed Annuity Option will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the date a Request is received. If deferred for 30 days or more, the amount payable will be credited interest at a rate of at least 3% or the appropriate rate mandated by the State.

                               Only one Request for withdrawal under each provision may be made each calendar year, unless a payments guaranteed for a specified number of years option is chosen.

Payment Withdrawal             Each calendar year, the Owner can request up to
Amount Option                  an amount equal to the Payment Withdrawal Amount
                               (see Specifications page) multiplied by the previous monthly annuity benefit payment.

                               For fixed Annuity Options, each withdrawal proportionately reduces the dollar amount of each future annuity benefit payment. The proportionate reduction is calculated by multiplying the dollar amount of each future annuity benefit payment by the following:

                                          Amount of the withdrawal
                                          ------------------------
                                   Present Value of all remaining fixed annuity
                                     benefit payments immediately prior the
                                                 withdrawal.

                               For variable Annuity Options, each withdrawal proportionately reduces the number of Annuity Units in each future annuity benefit payment. The proportionate reduction is calculated by multiplying the number of Annuity Units in each future annuity benefit payment by the following:

                                          Amount of the withdrawal
                                          ------------------------
                                   Present Value of all remaining variable
                                  annuity benefit payments immediately prior
                                             to the withdrawal.

Present Value                  Over the life of the contract, for payments
Withdrawal Option              guaranteed for a specified number of years,
                               life with payments guaranteed for a specified number of years and life with cash back
                               Annuity Options when there are remaining guaranteed payments, the Owner may request withdrawals which represent a percentage of the Present Value of those remaining guaranteed annuity benefit payments. Each year a withdrawal is taken under this provision, the Company records the percentage withdrawn. Each withdrawal proportionately reduces future annuity benefit payments. (See

Form A3036-01                         22                                 BACS11
                               proportionate reduction calculation below.) The total percentage withdrawn over the life of the contract cannot exceed the Present Value Withdrawal Amount (see Specifications page).

                               For fixed Annuity Options, each withdrawal proportionately reduces the dollar amount of each future guaranteed annuity benefit payment. The proportionate reduction is calculated by multiplying the dollar amount of each future guaranteed annuity benefit payment by the following:

                                        Amount of the withdrawal
                                        ------------------------
                                    Present Value of all remaining fixed
                                     guaranteed annuity benefit payments
                                    immediately prior to the withdrawal.

                               For variable Annuity Options, each withdrawal proportionately reduces any remaining guaranteed payments. The proportionate reduction is calculated by multiplying the number of Annuity Units in each future guaranteed annuity benefit payment by the following:

                                        Amount of the withdrawal
                                        ------------------------
                                   Present Value of all remaining variable
                                     guaranteed annuity benefit payments
                                     immediately prior to the withdrawal.

                               If an Annuitant is still living after there are no remaining guaranteed payments under a life with payments guaranteed for a specified number of years or life with cash back Annuity Option:

                                     (a)  for variable Annuity Options, the
                                          number of Annuity Units will increase
                                          to the number of Annuity Units payable
                                          prior to any withdrawals, adjusted for
                                          transfers.

                                     (b)  for fixed Annuity Options, the dollar
                                          amount of the annuity benefit payments
                                          will increase to the amount payable
                                          prior to any withdrawals, adjusted for
                                          transfers.

                               PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS

                               For a variety of purposes, it is at times necessary to determine the Present Value of either all future annuity benefit payments or of future guaranteed annuity benefit payments. Present Values are calculated based on the Annuity 2000 Mortality Table, male, female or unisex rates as appropriate, and the interest rate or AIR used to determine the annuity benefit payments.

                               DEATH OF THE ANNUITANT

                               Unless otherwise indicated by the Owner, upon the death of the Annuitant, the Present Value of the remaining guaranteed annuity benefit payments may be paid to the Owner.



Form A3036-01                         23                                BACS11

                               ANNUITY BENEFIT PAYMENT OPTIONS

                               PAYMENTS GUARANTEED FOR A SPECIFIED NUMBER OF
                               YEARS:

                               Periodic annuity benefit payments for a chosen number of years. The number of years selected may be from 5 to 30, or any other period currently made available by the Company.

                               LIFE ANNUITY:

                                   (a)  Single Life - Periodic annuity benefit
                                        payments during the Annuitant's life.
                                        The annuity benefit payments do not
                                        continue after the death of the
                                        Annuitant.

                                   (b)  Joint and Survivor - Periodic annuity
                                        benefit payments during the joint
                                        lifetime of the Joint Annuitants.
                                        For variable options, after the first
                                        death, the number of units in
                                        each payment during the lifetime of
                                        the survivor is equal to the total
                                        number of units multiplied by the
                                        Survivor Annuity Benefit Percentage.
                                        For fixed options, after the first
                                        death, the dollar amount of each
                                        payment during the lifetime of
                                        the survivor is equal to the dollar
                                        value of each payment paid prior to such death multiplied by the Survivor
                                        Annuity Benefit Percentage.

                               ANNUITY BENEFIT PAYMENT GUARANTEE OPTIONS

                               If a life Annuity Option has been elected, the Owner may also select one of the following guarantees:

                               PAYMENTS GUARANTEED FOR A SPECIFIED NUMBER OF
                               YEARS

                               Periodic guaranteed payments for a period of 5 to 30 years, or any other period currently made available by the Company.

                               CASH BACK:

                               Upon notification of the Annuitant's death, any excess of the Annuity Value applied over the total amount of the annuity benefit payments will be paid to the Owner or Beneficiary, whichever is applicable.

                               ANNUITY OPTION RATE TABLES

                               The first variable annuity benefit payments will be based on the Annuity Option Rates made available by the Company on the rate basis available at the time the Annuity Option is selected. The fixed annuity benefit payments will be based on the greater of the guaranteed Annuity Option Rates shown in the tables on the following pages or the Company's non-guaranteed current Annuity Option Rates applicable to this class of contracts. The Company guarantees that once an Annuity Option is selected, the annuity benefit payments will not be affected by changes in mortality and expense experience.


Form A3036-01                         24                                BACS11

                              ANNUITY OPTION TABLES

                         MONTHLY ANNUITY BENEFIT PAYMENT
                     FOR EACH $1,000 OF ANNUITY VALUE APPLIED

Age                      Life Annuity with             Life                    Life Annuity
Nearest                  Payments Guaranteed           Annuity                 With Cashback
Payment                  For 10 Years

                     Male     Female      Unisex   Male      Female    Unisex  Male      Female    Unisex
50                   4.05     3.81        3.91     4.08      3.83      3.93    3.90      3.72      3.79

51                   4.11     3.87        3.97     4.15      3.89      3.99    3.96      3.77      3.85
52                   4.18     3.93        4.03     4.22      3.95      4.06    4.01      3.82      3.90
53                   4.25     3.99        4.10     4.30      4.01      4.13    4.07      3.88      3.96
54                   4.33     4.06        4.17     4.38      4.08      4.20    4.14      3.94      4.02
55                   4.41     4.13        4.24     4.46      4.15      4.28    4.20      3.99      4.07

56                   4.49     4.20        4.32     4.55      4.23      4.36    4.27      4.06      4.14
57                   4.58     4.28        4.40     4.65      4.31      4.45    4.34      4.12      4.21
58                   4.68     4.36        4.49     4.75      4.40      4.54    4.42      4.19      4.28
59                   4.78     4.45        4.58     4.86      4.49      4.64    4.50      4.26      4.36
60                   4.88     4.54        4.67     4.98      4.59      4.74    4.58      4.34      4.44

61                   4.99     4.63        4.77     5.10      4.69      4.85    4.67      4.42      4.52
62                   5.10     4.73        4.88     5.23      4.80      4.97    4.76      4.50      4.60
63                   5.23     4.84        4.99     5.37      4.92      5.10    4.85      4.59      4.69
64                   5.35     4.95        5.11     5.52      5.04      5.24    4.95      4.68      4.79
65                   5.48     5.07        5.24     5.69      5.18      5.38    5.06      4.78      4.89

66                   5.62     5.20        5.37     5.86      5.32      5.54    5.17      4.89      5.00
67                   5.77     5.33        5.51     6.04      5.47      5.70    5.28      4.99      5.11
68                   5.92     5.47        5.65     6.24      5.64      5.88    5.40      5.11      5.23
69                   6.07     5.62        5.80     6.45      5.82      6.07    5.52      5.23      5.35
70                   6.23     5.78        5.96     6.67      6.01      6.27    5.66      5.36      5.48

71                   6.39     5.94        6.12     6.90      6.21      6.49    5.79      5.49      5.61
72                   6.56     6.11        6.29     7.16      6.44      6.72    5.94      5.63      5.75
73                   6.73     6.29        6.47     7.43      6.68      6.98    6.09      5.78      5.90
74                   6.90     6.48        6.65     7.71      6.94      7.25    6.24      5.94      6.06
75                   7.08     6.67        6.83     8.02      7.22      7.54    6.41      6.11      6.23

                        These tables are based on an annual interest rate of 3%
                                  and the Annuity 2000 Mortality Table

Form A3036-01                         25                                BACS11

                         MONTHLY ANNUITY BENEFIT PAYMENT
                      FOR EACH $1,000 OF ANNUITY VALUE APPLIED

                         Joint and Survivor Life Annuity
                                    Older Age

                                           50        55        60        65         70       75        80
Y    50                                   3.53      3.61       3.68     3.73       3.76     3.79      3.80

O    55                                             3.77       3.88     3.97       4.04     4.08      4.11

U    60                                                        4.10     4.25       4.36     4.45      4.50

N    65                                                                 4.55       4.74     4.90      5.01

G    70                                                                            5.16     5.43      5.64

E    75                                                                                     6.02      6.41

R    80                                                                                               7.25

A

G

E

                         Joint and Two-Thirds Survivor Life Annuity
                                       Older Age


                                           50        55        60        65         70       75        80
Y    50                                   3.80      3.93       4.09     4.25       4.43     4.61      4.80

O    55                                             4.11       4.29     4.49       4.70     4.91      5.13

U    60                                                        4.53     4.77       5.02     5.29      5.55

N    65                                                                 5.09       5.42     5.75      6.07

G    70                                                                            5.88     6.31      6.75

E    75                                                                                     6.99      7.59

R    80                                                                                               8.58



                   These tables are based on an annual interest rate of 3%
                           and the Annuity 2000 Mortality Table


Form A3036-01                         26                                BACS11

                         MONTHLY ANNUITY BENEFIT PAYMENT
                     FOR EACH $1,000 OF ANNUITY VALUE APPLIED


              Number of            Payments Guaranteed for a Specified
              Years                          Number of Years

               5                                 17.91

               10                                 9.61

               15                                 6.87

               20                                 5.51

               25                                 4.71

               30                                 4.18


             These tables are based on an annual interest rate of 3%
                      and the Annuity 2000 Mortality Table











Form A3036-01                         27                                BACS11

                               GENERAL PROVISIONS

Entire Contract                The entire contract consists of this contract,
                               any application attached at issue, riders, Specifications pages and endorsements.

Misstatement of Age            If the age or sex of an individual is misstated,
or Sex                         the Company will adjust all benefits payable
                               to that which would be available at the correct age or sex. Any underpayments already made by the Company will be paid immediately. Any overpayments will be deducted from future annuity benefit payments.

Failure to Notify              After the Annuity Date and once notified of the
Company of                     Annuitant's death, the Company reserves the right
Annuitant Death                to recover any overpaid annuity benefit payments.

Modifications                  Only the President or Vice President of the
                               Company may modify or waive any provisions of this contract. Agents or Brokers are not authorized to do so.

Incontestability               The Company cannot challenge the validity of this
                               contract after it has been in force for more than two years from the date of issue.

Change of Annuity Date         The Owner may change the Annuity Date by Request
                               at any time after the issue date. The
                               request must be received by the Principal
                               Office at least one month before the new Annuity
                               Date. To the extent permitted by applicable laws, rules and regulations governing variable annuities, the new Annuity Date must be no later than the Maximum Alternative Annuity Date shown on the Specifications page.

Minimums All values and benefits available under this contract equal or exceed those required by the State in which the contract is delivered.

Annual Report                  The Company will furnish an annual report
                               to the Owner containing a statement of the number and value of Accumulation Units credited to the Sub-Accounts, the value of the Fixed Account and the Guarantee Period Accounts and any other information required by applicable law, rules and regulations.

Addition, Deletion, or         The Company reserves the right, subject to
Substitution of                compliance with applicable law, to add to,
Investments                    delete from, or substitute for the shares of a
                               Fund that are held by the Sub-Accounts or that the Sub-Accounts may purchase. The Company also reserves the right to eliminate the shares of any Fund no longer available for investment or if the Company believes further investment in the Fund is no longer appropriate for the purposes of the Sub-Accounts. The Company will not substitute shares attributable to any interest in a Sub-Account without notice to the Owner and prior approval of the Securities and Exchange Commission as required by the Investment Company Act of 1940. This will not prevent the Variable Account from purchasing other securities for other series or classes of contracts, or from permitting a conversion between series or classes of contracts on the basis of requests made by Owners.

                               In addition, the Company reserves the right, subject to compliance with applicable laws, to establish additional Separate Accounts, Guarantee Period Accounts and Sub-Accounts and to make them available to any class or series of contracts as the Company considers appropriate. Each new Separate Account or Sub-Account will

Form A3036-01                         28                                BACS11
                               invest in a new investment company, or in shares of another open-end investment company, or such other investments as may be permitted under applicable law. The Company also reserves the right to eliminate or combine existing Sub-Accounts and to transfer the assets of any Sub-Accounts to any other Sub-Accounts. In the event of any substitution or change, the Company may, by appropriate notice, make such changes in this and other contracts as may be necessary or appropriate to reflect the substitution or change. If the Company considers it to be in the best interest of the owners, the Variable Account or any Sub-Account may be operated as a management company under the Investment Company Act of 1940 or in any other form permitted by law, or may be de-registered under the Act in the event registration is no longer required, or may be combined with other accounts of the Company.

Changes in Law                 The Company reserves the right to make any
                               changes to provisions of the contract to comply with, or give Owners the benefit of, any federal or State statute, rule, or regulations.

Change of Name                 Subject to compliance with applicable law,
                               the Company reserves the right to change the names of the Variable Account or the Sub-Accounts.

Federal Tax                    The Variable Account is not currently subject
Considerations                 to tax, but the Company reserves the right
                               to assess a charge for taxes if the Variable
                               Account becomes subject to tax.

Splitting of Units             The Company reserves the right to split
                               the value of a unit, either to increase or to decrease the number of units. Any splitting of units will have no material effect on the benefits, provisions or investment return of this contract or upon the Owner, the Annuitant, any Beneficiary, or the Company.

Insulation of Separate         The investment performance of Separate Account
Account                        assets is determined separately from the other
                               assets of the Company. The assets of a Separate
                               Account equal to the reserves and liabilities from any other business that the Company may conduct.









Form A3036-01                         29                                BACS11

                 Flexible Payment Deferred Variable and Fixed Annuity
                 Annuity Benefit Payments Payable on the Annuity Date
      Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                                 Non-Participating




Form A3036-01                         30                                BACS11